SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Interpore International, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2003

The 2003 annual meeting of the stockholders of Interpore International, Inc. will be held at 9:00 a.m. local time, on May 16, 2003, at our executive offices at 181 Technology Drive, Irvine, California 92618, for the following purposes:

1. To elect two Class II Directors to hold office until the annual meeting of stockholders in the year 2006 and until the election and qualification of their respective successors;

2. To approve the adoption of the 2003 Equity Participation Plan of Interpore International, Inc. (the “2003 Plan”) pursuant to which 400,000 shares of Common Stock will be reserved and initially available for issuance ; and

3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 28, 2003 will be entitled to notice of, and to vote at, the 2003 annual meeting and any adjournment thereof.

Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person in the event you attend the annual meeting.

By Order of the Board of Directors,

Richard L. Harrison
Secretary

Irvine, California

March 28, 2003

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY

AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

181 Technology Drive

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 16, 2003

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board of Directors of Interpore International, Inc. for use at the annual meeting of stockholders to be held at our executive offices located at 181 Technology Drive, Irvine, California 92618, on May 16, 2003 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy, the proxy will be voted FOR the election of the two nominees listed on the proxy card to the Board of Directors listed herein and FOR the adoption of the 2003 Plan, pursuant to which 400,000 shares of Common Stock will be reserved and initially available for issuance.

You have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by presenting a later-dated proxy or by attendance at the meeting and voting in person. Mere attendance at the meeting will not revoke a proxy.

This proxy statement is being mailed to our stockholders on or about April 11, 2003. We will pay for the expense of soliciting proxies. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by our regular employees, who will not receive additional compensation for such solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only if you held any of the 17,347,339 shares of Common Stock outstanding at the close of business on the record date, March 28, 2003, will you be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. For each share of Common Stock you held on March 28, 2003, you will be entitled to cast one vote on each matter to be considered at the meeting. Accordingly, an aggregate of 17,347,339 votes may be cast on each matter to be considered at the meeting.

In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares on the record date must be represented at the meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but not instructed or empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, (i) directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting, and (ii) the proposal to adopt our 2003 Plan will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. Because abstentions will be counted as shares entitled to vote at the meeting, abstentions will have the effect of votes against the proposal to adopt our 2003 Plan, but broker non-votes will have no effect on the outcome of this proposal. In addition, a simple majority of the shares voting may elect all of the directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of our Common Stock, which, according to the information supplied to us, are beneficially owned by (1) each person who, to our knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of our outstanding Common Stock; (2) each person who is currently a director, two of whom are also nominees for election as a director; (3) each Named Executive Officer, as defined on page 8 hereof; and (4) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of March 28, 2003. As of March 28, 2003, we had 17,347,339 shares of Common Stock outstanding. Except to the extent indicated in the footnotes to the following table, to our knowledge, the person or entity listed has sole voting or dispositive power to the shares which are deemed beneficially owned by such person or entity.

Name and Address of Beneficial Owner	Outstanding Common Stock	Options Exercisable Within 60 Days	Total Outstanding Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned(1)
Directors/Nominees and Named Executive Officers:
David W. Chonette	10,000	11,250	21,250	*
William A. Eisenecher	17,000	43,375	60,375	*
Daniel A. Funk, M.D.	268,301	20,750	289,051	1.7%
Richard L. Harrison(2)	8,616	208,000	216,616	1.2%
Philip A. Mellinger(2)	26,724	111,325	138,049	*
David C. Mercer(2)	57,416	316,500	373,916	2.1%
Joseph A. Mussey(2)	197,728	124,613	322,341	1.8%
Lewis Parker	162,126	5,000	167,126	1.0%
M. Ross Simmonds(2)	0	263,000	263,000	1.5%
Robert J. Williams	7,650	20,500	28,150	*
All directors and executive officers as a group (11 persons)	831,561	1,385,813	2,217,374	11.8%

5% Beneficial Holders:
Kopp Investment Advisors, Inc., et. al.(3)
7701 France Avenue South, Suite 500
Edina, MN 55435	2,063,100	0	2,063,100	11.9%
Kennedy Capital Management, Inc.(4)
10829 Olive Blvd.
St. Louis, MO 63141	1,154,680	0	1,154,680	6.7%
Larry N. Feinberg and Oracle Associates, LLC(5)
200 Greenwich Avenue, 3rd Floor
Greenwich, CT 06830	959,250	0	959,250	5.5%

*less	than 1%
(1)	Percentage of beneficial ownership as of March 28, 2003, for each person includes shares subject to options exercisable within 60 days after March 28, 2003, as if such shares were outstanding on March 28, 2003.
(2)	Messrs. Harrison, Mellinger, Mercer, Mussey and Simmonds are Named Executive Officers.

(3)	Based on Amendment No. 3 to Schedule 13G filed on January 15, 2003, by Kopp Investment Advisors, Inc. on behalf of Kopp Investment Advisors, Inc., Kopp Holding Company and LeRoy C. Kopp. Kopp Investment Advisors owns 1,968,000 shares, of which it holds sole voting power over 1,020,000 shares, sole dispositive power over 815,000 shares and shared dispositive power over 1,153,000 shares. Kopp Investment Advisors is a wholly-owned subsidiary of Kopp Holding Company. LeRoy C. Kopp is the owner of an additional 95,000 shares and holds 100% of the outstanding capital stock of Kopp Holding Company.
(4)	Based on Schedule 13G filed by Kennedy Capital Management, Inc. on February 18, 2003. Kennedy Capital Management has sole voting power over 1,132,280 of the shares and has sole dispositive power over all of the shares.
(5)	Based on information provided to us as of December 31, 2002 by Mr. Feinberg and Oracle Associates subsequent to their filing of Amendment No. 1 to Schedule 13D on June 28, 2002. Includes 899,300 shares of Common Stock beneficially owned by Oracle Associates, LLC through two limited partnerships in which it is the general partner. Oracle Associates holds shared voting and shared dispositive power over the shares. Also includes 59,950 shares beneficially owned by Oracle Investment Management, Inc. which, as an investment manager to two off-shore entities, holds shared voting and shared dispositive power. Mr. Feinberg is the senior managing director of Oracle Associates and the sole shareholder and President of Oracle Investment Management, and is deemed to beneficially own the Common Stock held by those entities with shared voting and dispositive power.

Proposal 1

ELECTION OF DIRECTORS

Our bylaws provide that the authorized number of directors will be between five and nine, with the exact number determined by our Board of Directors. Our Board of Directors has set the authorized number at seven, and our Board of Directors currently consists of seven members. Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Certificate of Incorporation also provides that upon the expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

The term of the two current Class II Directors expires at the annual meeting and thus two nominees for director are to be elected as Class II Directors. The two nominees are William A. Eisenecher and Daniel A. Funk, M.D., each of whom currently serves as a Class II Director. The Class III Directors, David C. Mercer, Joseph A. Mussey and Lewis Parker, have one year remaining on their term of office and the Class I Directors, David W. Chonette and Robert J. Williams, have two years remaining on their term of office.

Required Vote

Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. Unless otherwise instructed, the shares represented by the proxies will be voted FOR the election of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

Information Regarding Directors

Certain information concerning each of our directors (including the two director nominees) is set forth below:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2006 Annual Meeting of Stockholders

Name	Age	Present Position
William A. Eisenecher	60	Director
Daniel A. Funk, M.D.	47	Director

William A. Eisenecher has served on our Board of Directors since 1983. Mr. Eisenecher has been a business consultant since 1994. From 1987 to 1993, Mr. Eisenecher was the President and Chief Executive Officer of Rehabilitation Technologies, Inc., a manufacturer and marketer of rehabilitation products.

Daniel A. Funk, M.D. has served on our Board of Directors since May 1998. Mr. Funk has been an orthopedic surgeon in private practice since 1989. Dr. Funk obtained his Medical Doctor degree from the University of Cincinnati in 1981 and completed a five year residency in Orthopedic Surgery at The Mayo Clinic in 1986. Dr. Funk served as a member of the Technical Advisory Board of Cross Medical Products, Inc., our wholly-owned subsidiary (“Cross”), from 1984 through 1990 and as the Medical Advisor of Cross from 1990 to 1998.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class III—Term Expiring at the

2004 Annual Meeting of Stockholders

Name	Age	Present Position
David C. Mercer	61	Chairman of the Board, Chief Executive Officer and Director
Joseph A. Mussey	54	President, Chief Operating Officer and Director
Lewis Parker	61	Director

David C. Mercer has served as Chairman of our Board of Directors since April 1997, as our Chief Executive Officer since March 1992 and also served as our President from March 1992 through May 1998. Mr. Mercer was President, Orthopaedic Division, of Kirschner Medical Corporation, a manufacturer of orthopedic devices, from October 1988 through March 1992, and Senior Vice President, Marketing, Orthopaedic Implant Division of Zimmer, Inc., a manufacturer of orthopedic devices, from April 1986 through October 1988. From April 1983 to April 1986, he was President of Aspen Labs, Inc., the arthroscopic and electrosurgical product subsidiary of Zimmer, Inc.

Joseph A. Mussey has served as our President and Chief Operating Officer, and has served on our Board of Directors, since May 1998. Mr. Mussey had served as President and Chief Executive Officer of Cross from November 1991 through our acquisition of Cross in May 1998, as President of Cross from April 1991 through November 1991, and as Vice President and Chief Financial Officer of Cross from August 1990 through April 1991. Mr. Mussey was previously Executive Vice President of the Process Automation Business of Combustion Engineering, Inc., a division of Asea Brown Boveri from 1987 until joining Cross in August 1990. From 1984 to 1987, he was Vice President, Operations of the Engineered Systems and Controls Group of Combustion Engineering.

Lewis Parker has served on our Board of Directors since July 2001. Mr. Parker has operated Lochinvar LLC, a consulting practice specializing in business turnaround situations since 1998. Mr. Parker was Vice President, Chief Financial Officer and a Director of American OsteoMedix Corporation from 2000 until its merger with us in July 2001. Mr. Parker’s background also includes having served as Senior Vice President and President of Kirschner Medical Corporation, a manufacturer of orthopedic devices that was merged into Biomet Inc. in 1994.

Class I—Term Expiring at the

2005 Annual Meeting of Stockholders

Name	Age	Present Position
David W. Chonette	67	Director
Robert J. Williams	70	Director

David W. Chonette has served on our Board of Directors since November 2000. Mr. Chonette is an Advisor to Versant Ventures, a venture capital firm investing in companies in the medical devices, healthcare services, bio-pharmaceuticals and eHealth areas, a position he has held since 1999. Prior to Versant Ventures, Mr. Chonette was a general partner of Brentwood Venture Capital, which he joined in 1986. Prior to joining Brentwood, Mr. Chonette served in various positions at American Hospital Supply Corporation, including Group Vice President of several medical device and pharmaceutical divisions, and lastly as President of the Edwards Division.

Robert J. Williams has served on our Board of Directors since May 1998. Mr. Williams has been the Chairman of the Board, President and Chief Executive Officer of Artec, Inc., an Indianapolis-based manufacturer of disposable anesthesia and respiratory products, since 1988. From 1963 through 1985, Mr. Williams was employed by DePuy Inc., a manufacturer and distributor of orthopedic devices, and served as its President from 1970 through 1985.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2002, the Board of Directors met seven times. All directors, except Mr. Williams, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the Committees of the Board on which those directors served.

We have an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, which is comprised of Messrs. Eisenecher, Funk, Chonette and Williams, met two times in 2002. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process. As set forth in our charter, our management is responsible for our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee:

•	reviews and discusses with management the audited financial statements;

•	recommends to the Board of Directors the appointment of our independent auditors for the fiscal year;

•	meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work;

•	meets with our internal auditors and financial management to:

•	discuss our accounting practices and procedures;

•	review the adequacy of our accounting and control systems; and

•	report to the Board any considerations or recommendations the Audit Committee may have with respect to such matters;

•	reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit our financial statements, or management;

•	reviews the independence of the independent public accountants, and the range of audit and non-audit fees charged by the independent public accountants; and

•	reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board of Directors.

Our securities are listed on The Nasdaq Stock Market and are governed by its listing standards. None of the members of the Audit Committee are officers or employees of us or any of our subsidiaries.

Messrs. Eisenecher, Funk, Chonette, Parker and Williams served on the Compensation and Stock Option Committee, which met eight times in 2002. The Compensation and Stock Option Committee reviews and approves executive salaries, considers awards to be granted under our incentive bonus plan, administers stock option grants under our stock option plans and performs other related functions upon request of the Board of Directors.

Board Compensation and Benefits

The Stock Option Plan for Non-Employee Directors (the “Non-Employee Directors Plan”) provides for the automatic grant of non-qualified stock options to purchase shares of Common Stock to eligible non-employee directors. On May 25, 1995, under the terms of the Non-Employee Directors Plan, each director who was not an employee was automatically granted an initial option to purchase 15,000 shares of Common Stock, effective as of May 25, 1995, at an exercise price of $5.75 per share. Non-employee directors who are first appointed or elected to the Board of Directors after May 25, 1995 are automatically granted an initial option to purchase 15,000 shares of Common Stock, effective on the date of election or appointment to the Board of Directors. In addition to the initial grant, non-employee directors are automatically granted options to purchase 5,000 shares on the date of the annual meeting of stockholders in every year following the initial grant to such director, provided that the director is re-elected at the meeting if such director’s term is expiring.

Each non-employee director is entitled to be paid a fee of $2,000 per Board meeting attended in person (or by phone if a regularly scheduled meeting) and for each committee meeting attended in person if on a date where a full Board meeting is not being held (the “Directors’ Fee”). Alternatively, pursuant to an irrevocable election made at least six months prior to the Board meeting date, a non-employee director may elect to automatically receive non-qualified stock options under the Non-Employee Directors Plan covering 1,000 shares of Common Stock in lieu of each $2,000 Directors’ Fee. The price per share of Common Stock subject to each option granted under the plan is 100% of the closing price of the Common Stock on The Nasdaq Stock Market on the day prior to such meeting. The options become exercisable in four cumulative annual installments of 25% of the shares covered by the option, commencing with the first anniversary from the date of grant, which is the date of the applicable Board or Committee meeting.

During fiscal year 2002, non-employee directors received options to purchase 1,000 shares of Common Stock, in lieu of the Director’s Fee, as follows: at an exercise price of $5.65, Messrs. Chonette, Eisenecher, Funk and Williams; at an exercise price of $5.96, Messrs. Eisenecher and Williams; at an exercise price of $9.75, Messrs. Chonette, Eisenecher, Funk and Williams; and at an exercise price of $11.97, Messrs. Chonette, Eisenecher and Funk. Pursuant to the terms of the plan, each non-employee director, on the date of the Annual Meeting held May 17, 2002, also received an option to purchase 5,000 shares of Common Stock at an exercise price of $9.75.

EXECUTIVE OFFICERS

Our executive officers as of March 28, 2003 were as follows:

Name	Age	Position
David C. Mercer	61	Chairman of the Board and Chief Executive Officer
Joseph A. Mussey	54	President and Chief Operating Officer
Richard L. Harrison	46	Senior Vice President, Finance, Chief Financial Officer and Secretary
M. Ross Simmonds	47	Senior Vice President, Sales and Distribution
R. Park Carmon	49	Vice President, Operations
Philip A. Mellinger	39	Vice President, Product Development
Edwin C. Shors, Ph.D	57	Vice President, Research and New Technology

For a description of the business background of Messrs. Mercer and Mussey, see “Proposal 1 – Election of Directors.”

Richard L. Harrison has served as our Chief Financial Officer and Secretary since November 1994, as our Senior Vice President, Finance, since May 1998, and as our Vice President, Finance, from November 1994 through May 1998. Prior to joining us, Mr. Harrison worked for Kirschner Medical Corporation, a manufacturer of orthopaedic devices, in a variety of financial positions starting in 1987, most recently as Corporate Controller from February 1992 through October 1994. Mr. Harrison is a Certified Public Accountant.

M. Ross Simmonds has served as our Senior Vice President, Sales and Distribution since January 2003, as our Senior Vice President, Sales and Marketing from May 1998 through January 2003, as our Vice President, Sales and Marketing from August 1991 through May 1998, and as our Director of Sales and Marketing from December 1989 through August 1991. From September 1988 through October 1989, Mr. Simmonds served as Vice President, Sales and Marketing for Implant Technology, Inc., a manufacturer of reconstructive hip implants. From November 1985 through August 1988, he served as Regional Manager, National Sales Manager and Trauma Group Marketing Manager for Kirschner Medical Corporation.

R. Park Carmon has served as our Vice President, Operations since August 2000. From January 1996 through August 2000, Mr. Carmon worked for Edwards Lifesciences Cardiovascular Resources, formerly Perfusion Services of Baxter Healthcare Corporation, as Director of Materiel Services and Director of Logistics. From 1981 until it was acquired by Baxter in January 1996, Mr. Carmon worked for PSICOR, Inc., a provider of perfusion services, holding various positions including Regional Manager, Division President and Vice President.

Philip A. Mellinger has served as our Vice President, Product Development since our merger with Cross in May 1998. Prior to the merger, Mr. Mellinger was the Vice President, Research and Development for Cross from January 1997 to May 1998. From 1987 to January 1997, Mr. Mellinger was employed by Cross in its research and development department.

Edwin C. Shors, Ph.D, has served as our Vice President, Research and New Technology since May 1998, and as our Vice President, Research and Development from 1983 to May 1998. Dr. Shors was our Executive Vice President from 1978 to 1983, during which time he was responsible for establishing the manufacturing procedures, animal evaluations and clinical trials leading to the FDA approval and marketing of coralline hydroxyapatite. Prior to joining us, he was Director of the Thoracic and Cardiovascular Laboratory at Harbor/UCLA Medical Center.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000 of those persons who were, at December 31, 2002, (i) our chief executive officer, (ii) our other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2002 fiscal year (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compen- sation
David C. Mercer Chairman and Chief Executive Officer	2002 2001 2000	$272,500 261,500 231,000	$0 32,688 28,875	30,000 30,000 40,000	$4,759 3,911 3,845	(1)

Joseph A. Mussey President and Chief Operating Officer	2002 2001 2000	272,500 261,500 231,000	0 32,688 28,875	30,000 30,000 40,000	4,759 3,911 3,845	(1)

M. Ross Simmonds Senior Vice President, Sales and Distribution	2002 2001 2000	205,000 195,000 171,500	0 24,375 21,438	25,000 25,000 35,000	4,259 3,781 3,730	(1)

Richard L. Harrison Senior Vice President, Finance Chief Financial Officer and Secretary	2002 2001 2000	180,000 169,000 149,500	0 21,125 18,688	25,000 25,000 35,000	4,259 3,736 3,694	(1)

Philip A. Mellinger Vice President, Product Development	2002 2001 2000	175,000 165,000 149,000	19,688 20,625 17,875	20,000 20,000 30,000	4,259 3,720 16,570	(1)

(1)	Represents contributions to our retirement savings plan of $4,500 for Messrs. Mercer and Mussey and $4,000 for Messrs. Simmonds, Harrison and Mellinger, and payments for each individual of $259 for term-life insurance premiums.

The following table sets forth certain information with respect to grants of stock options during 2002 to the Named Executive Officers pursuant to our 2000 Plan:

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
David C. Mercer	30,000	7.2%	$8.331	1/23/12	$157,180	$398,324
Joseph A. Mussey	30,000	7.2%	8.331	1/23/12	157,180	398,324
M. Ross Simmonds	25,000	6.0%	8.331	1/23/12	130,983	331,937
Richard L. Harrison	25,000	6.0%	8.331	1/23/12	130,983	331,937
Philip A. Mellinger	20,000	4.8%	8.331	1/23/12	104,786	265,549

(1)	Represents options granted under our 2000 Plan. Each option becomes exercisable in four equal annual installments beginning on the first anniversary of the option grant. The exercise price of shares of the Common Stock subject to options granted under the 2000 Plan is set by the Compensation and Stock Option Committee; provided, however, that the price of shares of the Common Stock subject to an incentive stock option must be at least 100% of the fair market value of the shares of the Common Stock on the date the option is granted.
(2)	Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurance can be given that such rates will be achieved.

The following table sets forth certain information with respect to exercised and unexercised options held by the Named Executive Officers as of December 31, 2002 pursuant to our stock option plans:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name		Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
David C. Mercer	173,000	$1,524,900	281,500 / 82,500	$167,215 / $71,895
Joseph A. Mussey	0	0	115,113 / 82,500	105,965 / 71,895
M. Ross Simmonds	0	0	233,000 / 70,000	142,325 / 60,600
Richard L. Harrison	0	0	178,000 / 70,000	152,325 / 60,600
Philip A. Mellinger	0	0	101,115 / 57,500	155,435 / 49,305

(1)	Calculated based on the closing sales price of the Common Stock on The Nasdaq Stock Market on December 31, 2002 ($6.40), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

Employment Agreements, Termination of Employee and Change in Control Arrangements; Indemnification Agreements

We have Employment Agreements with each of our executive officers. Pursuant to the Employment Agreements, each of the executives receive an annual base salary as determined from time to time by the Board of Directors. In addition, the executives are entitled to receive incentive compensation, including bonuses and stock options pursuant to the terms of the plans adopted by the Board of Directors at their sole discretion. In the event an executive is terminated in anticipation of, or within one year following, a change in control, the executive will be entitled to receive an amount equal to approximately two times the executive’s current annual base salary and bonus, to be paid out over a period of twenty-four months. The Employment Agreements also provide each of the executives with insurance, vacation and sick leave benefits.

The Employment Agreements provide that employment of each of the executives is “at-will” and may be terminated by us at any time. If the executive is terminated by us without cause (as defined in the agreement), we will continue to pay the executive his basic salary and provide fringe benefits at the level in place at the termination date for 12 months and will provide outplacement services at a cost to us not to exceed the executive’s basic salary for one month. We may terminate payment of the basic salary, fringe benefits and outplacement services during the 12-month severance period if the executive accepts other employment or is in breach of the non-competition and confidentiality obligations of the Employment Agreement.

We have also entered into Indemnification Agreements with our executive officers and directors providing for indemnification of such persons to the fullest extent authorized, permitted or allowed by law.

Equity Compensation Plan Information

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options under all of our equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	2,406,925	$6.41	432,113
Equity compensation plans not approved by stockholders(2)	270,000	$7.31	—
Interpore International Employee Qualified Stock Purchase Plan	—	—	140,009

Total	2,676,925	$6.50	572,122

(1)	Excludes the proposed 400,000 shares of Common Stock reserved for issuance under the 2003 Plan, the approval of which is the subject of Proposal 2 in this proxy statement. Also excludes 218,944 shares of Common Stock issuable upon exercise of options granted under the Cross Medical Products, Inc. Amended and Restated 1994 Stock Option Plan, the Danninger Medical Technology, Inc. Amended and Restated 1984 Non-Statutory Stock Option Plan and the Danninger Medical Technology, Inc. Amended and Restated 1984 Incentive Stock Option Plan. We assumed the outstanding options under these plans, and terminated the plans as to any future grants, in connection with our merger with Cross in May 1998.

(2)	In connection with the acquisition of all the assets of Quantic Biomedical, Inc. in 1999, we issued warrants to purchase 200,000 shares of Interpore common stock to Quantic. The warrants were issued at a weighted average exercise price of $7.875 per share, are currently exercisable, and have a weighted average remaining life of 3.2 years. Interpore issued non-qualified stock options outside of its formal stock option plans to two entities as compensation for consulting services. One such option, for 60,000 shares of Interpore common stock, was issued at an exercise price of $5.24 per share, is currently exercisable as to 20,000 shares, and expires on July 10, 2006. The other option, for 10,000 shares, was issued at an exercise price of $8.39 per share, is currently exercisable, and expires on November 1, 2004.

Compensation and Stock Option Committee Report on Executive Compensation

General Philosophy. The Compensation and Stock Option Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers, including its Chief Executive Officer, and establishes our general compensation policies.

We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages we offer.

We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded. Our executive compensation has been based on four primary components: base salary, incentive bonus, long-term incentives in the form of stock options and an executive automobile program. The Committee believes that these incentive components have maintained annual executive compensation at competitive levels and have provided an effective means of retaining, motivating and rewarding high quality management.

Under the 1993 Omnibus Budget Reconciliation Act (“OBRA”), income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute-payments” as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Committee attempts to design our compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as “performance-based.” We may, however, pay compensation which is not deductible in limited circumstances when sound management so requires.

Base Salary. Base salary for each of the executive officers, including the Chief Executive Officer, is targeted at the average salaries paid for such positions by competitive medical device companies of similar size, with additional consideration given to biotech companies for selected positions. Industry and custom surveys are used to establish competitive practices. Salaries for executives are reviewed by the Committee on an annual basis and may be adjusted at that time based on our performance, the Committee’s assessment of the individual’s contribution to our operations and changes in competitive pay levels. Effective as of July 1, 2002, the base salaries of the executive officers, including the Chief Executive Officer, were evaluated and adjusted according to the factors discussed above including a review of the market pay trends. Mr. Mercer’s base salary was increased from $267,000 to $278,000, effective as of July 1, 2002.

Incentive Bonus Plan. In an effort to encourage and reward operating performance on an annual basis, all employees, including executive officers but excluding those employees compensated by commission or some other form of bonus compensation, are eligible for annual bonuses. Target bonus awards for each position, expressed as a percent of base salary ranging from 5% to 25%, were established by surveying awards paid by competitive companies of similar size. The target bonus awards vary by employment level, with the target award for all executive officers, including the CEO, established at 25% of base salary. For fiscal year 2002, actual bonus awards could have ranged from 0% to 150% of the targeted award, based upon our actual financial performance against targeted objectives. Bonus awards are based upon our actual annual sales and operating profit results as compared to targeted results approved by the Committee at the beginning of each fiscal year. For 2002, we did not accomplish the minimum targeted operating results, and therefore none of our executive officers, other than Mr. Mellinger, received an annual bonus for the year ended December 31, 2002. Notwithstanding our overall operating results, the Committee determined to award Mr. Mellinger an annual bonus as a result of his participation in developing new spinal implant products that led to significant spinal implant product sales growth in 2002.

Long Term Incentives. We offer our executives and other key employees long-term incentives primarily through stock option grants under our stock option plans. Stock option grants are intended to motivate executives to improve long-term stock performance, and thus are tied directly to stockholders’ interests. Stock options are granted at the prevailing market price on the date of grant and will, thus, only have value if our stock price rises. Stock options generally vest over four years. The Compensation and Stock Option Committee administers the plan and determines which employees are to receive option grants and the number of options to be granted.

Executive Automobile Program. We provide most of our executive officers with an automobile on a three-year, closed-end lease. We believe that providing the executive with the use of an automobile increases the value of the after-tax compensation of the executive to more competitive levels.

This report has been provided by the Compensation and Stock Option Committee:

William A. Eisenecher (Chairman) David W. Chonette Daniel A. Funk, M.D. Lewis Parker Robert J. Williams

Date: March 28, 2003

The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation and Stock Option Committee is a current or former officer or employee of us or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation and Stock Option Committee.

Company Performance

The following line graph compares the annual cumulative total stockholder return of our Common Stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Medical Devices Index for the period from December 31, 1997 to December 31, 2002. On March 28, 2003 the closing market price per share of our Common Stock was $8.10, as reported on The Nasdaq Stock Market.

Total Return to Shareholders

[GRAPH]

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
INTERPORE INTERNATIONAL, INC.	100.00	98.97	131.25	65.63	138.67	106.67
NASDAQ U.S. INDEX	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ MEDICAL DEVICES INDEX	100.00	111.33	134.83	139.10	152.93	123.78

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us with respect to fiscal 2002, or written representations from certain reporting persons, we believe that during fiscal 2002 all of our directors and executive officers and persons who own more than 10% of the Common Stock complied with the reporting requirements of Section 16(a), except that Daniel A. Funk, M.D., one of our directors, did not file the Form 4 relating to a sale of shares that occurred on February 25, 2002 until March 11, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The members of the Audit Committee are David W. Chonette, William A. Eisenecher, Daniel A. Funk, M.D., and Robert J. Williams. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors and periodically reviewed and updated by the Audit Committee. A copy of the current charter was attached as Appendix A to the proxy statement for our Annual Meeting held May 17, 2002. The Audit Committee is currently reviewing the charter and its responsibilities in light of the Sarbanes-Oxley Act of 2002 and the various SEC and Nasdaq rules and proposals issued in response thereto.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management of the Company has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company and its management (including whether the independent auditors’ provision of information technology services, if any, and other non-audit service to the Company is compatible with the auditors’ independence).

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Robert J. Williams (Chairman)

David W. Chonette

William A. Eisenecher

Daniel A. Funk, M.D.

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

Proposal 2

APPROVAL OF ADOPTION OF THE

2003 EQUITY PARTICIPATION PLAN OF INTERPORE INTERNATIONAL, INC.

Our stockholders are being asked to approve the adoption of the 2003 Equity Participation Plan of Interpore International, Inc. (the “2003 Plan”), pursuant to which 400,000 shares of Common Stock will be available for issuance.

The purposes of the 2003 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, consultants, and directors and to promote the success of our business. The adoption of the 2003 Plan will ensure that we continue to have a sufficient reserve of Common Stock available for issuance to provide our employees, consultants and directors with a proprietary interest in the company pursuant to the exercise of options granted under the 2003 Plan.

The 2003 Plan was adopted by the Board of Directors on February 28, 2003, subject to stockholder approval. The 2003 Plan that is the subject of this proposal is attached to this proxy statement as Appendix A.

The 2003 Plan authorizes the grant to our employees of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2003 Plan also authorizes the grant of non-qualified stock options to our employees, consultants, and non-employee directors.

The following is a summary of the principal features of the 2003 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2003 Plan.

Securities Subject to the 2003 Plan

The shares of stock subject to the 2003 Plan shall be our Common Stock, which had a closing sales price of $8.10 per share on The Nasdaq Stock Market on March 28, 2003. Under the terms of the 2003 Plan, the aggregate number of shares of Common Stock subject to options will be no more than 400,000 shares. In addition, the maximum number of shares which may be subject to options granted under the 2003 Plan to any individual in any calendar year may not exceed 400,000. The Board of Directors or a committee of the Board of Directors appointed to administer the 2003 Plan (the “Administrator”) shall have the authority in its discretion to appropriately adjust:

•	the aggregate number of shares of Common Stock subject to the 2003 Plan;
•	the number and kind of shares of Common Stock subject to outstanding awards under the plan; and
•	the price per share of outstanding awards under the plan;

if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of Common Stock.

Shares subject to expired or canceled options will be available for future grant or sale under the 2003 Plan. In addition, shares which are delivered to us by an optionee or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations may again be optioned, granted or awarded under the 2003 Plan.

Options Under the 2003 Plan

Each option granted under the 2003 Plan will be set forth in a separate agreement with the person receiving the option and will indicate the type, terms and conditions of the option.

Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase Common Stock at a specified price which shall be at least equal to the fair market value of a share of Common Stock on the date of grant, will usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, and may be subject to the satisfaction of individual or company performance criteria established by the Administrator. NQSOs may be granted for any term specified by the Administrator.

Incentive Stock Options (“ISOs”) will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of our classes of stock, the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

The Administrator may designate key employees as “Section 162(m) Participants,” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Administrator may grant options under the 2003 Plan to such Section 162(m) Participants.

Grant and Terms of Options

The Administrator shall have the authority under the 2003 Plan to determine:

•	the number of shares subject to option grants to employees, consultants and directors;
•	whether the option grants are ISOs or NQSOs; and
•	the terms and conditions of the option grants.

The Administrator may not grant an ISO under the 2003 Plan to any person who owns more than 10% of the total combined voting power of all classes of our stock (a “10% Owner”) unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only our employees may be granted ISOs under the 2003 Plan. Employees, consultants, and directors may receive NQSOs under the 2003 Plan. Each option will be evidenced by a written option agreement.

•	The exercise price for the shares of Common Stock subject to each option will be specified in each option agreement. The Administrator shall set the exercise price at the time the option is granted, and such exercise price shall be at least equal to the fair market value of the shares of Common Stock subject to such option on the date the option is granted. In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of Common Stock subject to such option on the date the option is granted.

For purposes of the 2003 Plan, the fair market value of a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on The Nasdaq Stock Market or the successor quotation system on which shares of Common Stock are then trading, if any, on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred.

Term and Vesting of Options

The term of an option shall be set by the Administrator. In the case of an ISO, the term of the option may not be longer than 10 years from the date the ISO is granted, or if granted to a 10% Owner, five years from the date of the grant. Except as limited by the requirements of Section 422 of the Code, the Administrator may extend the term of any outstanding option in connection with any termination of employment or the consulting relationship with an optionee, or amend any other term or condition of the outstanding option relating to the termination of an optionee.

An option is exercisable when it vests. Each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. At any time after the grant of an option, the Administrator may accelerate the period during which an option vests. No portion of an option which is unexercisable at an optionee’s termination of employment, termination of consulting relationship or termination of directorship will subsequently become exercisable, except as may be otherwise provided by the Administrator either in the agreement relating to the stock option or by action following the grant of the option.

Exercise of Options

An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole shares of Common Stock may be purchased. An option may be exercised by delivering to our Secretary a written or electronic notice of exercise on a form provided by us, together with full cash payment for the shares in the form of cash or a check payable to Interpore in the amount of the aggregate option exercise price. However, the Administrator may in its discretion, and subject to any applicable restrictions in the Sarbanes-Oxley Act of 2002 and the SEC rules:

•	allow a delay in payment up to 30 days from the date an option is exercised;

•	allow payment through the delivery of shares of Common Stock which have been owned by the optionee for at least six months;

•	subject to certain timing requirements, allow payment through the surrender of shares of Common Stock which would otherwise be issuable on exercise of the option;

•	allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

•	allow payment by delivery of a full recourse promissory note to us in a form and with terms prescribed by the Administrator;

•	allow the optionee to deliver a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable on exercise of the option, and the broker pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or

•	allow payment through any combination of the foregoing.

However, no option may be exercised by delivery of a promissory note or by a loan from us if such loan or extension of credit is prohibited by law.

Eligibility

Our employees and consultants are eligible to receive options under the 2003 Plan. The Administrator determines which of our employees and consultants will be granted options. No person is entitled to participate in the 2003 Plan as a matter of right. Only those employees and consultants who are selected to receive options by the Administrator may participate in the 2003 Plan. Independent non-employee directors are also eligible to receive option grants under the 2003 Plan.

Administration of the 2003 Plan

All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders. The Administrator has the power to:

•	construe and interpret the terms of the 2003 Plan and options granted pursuant to the 2003 Plan;

•	adopt rules for the administration, interpretation and application of the 2003 Plan that are consistent with the 2003 Plan; and

•	interpret, amend or revoke any of the newly adopted rules of the 2003 Plan.

Options Not Transferable

Options may not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the Administrator’s consent and by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred an option pursuant to court order with the Administrator’s consent.

Amendment and Termination of the 2003 Plan

The Board may not, without stockholder approval given within 12 months of the Board’s action:

•	amend the 2003 Plan so as to increase the number of shares of stock that may be issued under the 2003 Plan; or

•	extend the term of the 2003 Plan.

The Board may terminate the 2003 Plan at any time with respect to any shares not then subject to an option under the 2003 Plan. The 2003 Plan will be in effect until terminated by the Board. However, in no event may any ISO be granted under the 2003 Plan after May 16, 2013. Except as indicated above, the Board may also modify the 2003 Plan from time to time.

Federal Income Tax Consequences Associated with the 2003 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the 2003 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally, will be the fair market value of the Common Stock on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of shares acquired from the exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares of

Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a tax deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercise the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Section 162(m) of the Code

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the “performance-based compensation” exception if the options are granted by a qualifying compensation committee, the 2003 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

We have attempted to structure the 2003 Plan in such a manner that the Committee can determine the terms and conditions of stock options granted thereunder such that remuneration attributable to such options will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Required Vote

The affirmative vote of a majority of the shares entitled to vote on this proposal to adopt the 2003 Plan is required to approve this proposal, provided that a quorum is present. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Shares that are not voted by the broker who is the record holder of the share (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of this proposal has been obtained and will have no effect on the outcome of this proposal.

If we do not obtain stockholder approval of the proposed amendment, then the 2003 Plan will not be implemented.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2003 EQUITY INCENTIVE PLAN OF INTERPORE INTERNATIONAL, INC.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, our independent auditors for the fiscal year ended December 31, 2002, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 2003. Neither the firm nor any of its members has any relationship with us nor any of our affiliates except in the firm’s capacity as our auditor.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

Independent Auditor Fee Information

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2002	2001
Audit fees	$144,800	$99,900
Audit-related fees	11,700	8,000
Tax fees	289,737	91,560
All other fees	0	0

	$446,237	$199,460

Audit fees includes fees associated with the audit of our annual financial statements, the review of the financial statements included in each of our quarterly reports on Form 10-Q, and assistance with the review of other documents filed with the SEC. Audit-related fees includes fees associated with our 401(k) plan audits and accounting consultations. Tax fees includes tax compliance, tax advice and tax planning services, and in 2002 includes $223,638 for income tax savings projects and studies supporting specific tax deductions and tax credits that had not been utilized in prior tax periods.

Ernst & Young LLP did not render any professional services to us resulting in financial information systems design and implementation fees.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

We expect to hold our 2003 Annual Meeting of Stockholders on May 14, 2004. All proposals of stockholders intended to be presented at our 2004 Annual Meeting of Stockholders must be directed to the attention of and received by our Secretary on or before December 12, 2003, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

In addition, if a stockholder desires to bring a proposal (including nomination of a person for election to the Board of Directors) before our 2004 Annual Meeting of Stockholders that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement as described above, our Bylaws provide that the stockholder must provide written notice to the attention of our Secretary no later than 70 days prior to the first anniversary of this Annual Meeting and no sooner than 90 days prior to the first anniversary of this Annual Meeting, subject to certain exceptions specified in the Bylaws. Thus, subject to those exceptions, such notice must be delivered to our

Secretary no sooner than February 16, 2004 and no later than March 7, 2004. This notice must contain the information required by our Bylaws. A copy of our Bylaws may be obtained from our Secretary.

The address of our Secretary is 181 Technology Drive, Irvine, California 92618 – Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matter is presented properly for consideration and action at the meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

Richard L. Harrison Secretary

Dated: March 28, 2003

Appendix A

THE 2003 EQUITY PARTICIPATION PLAN

OF

INTERPORE INTERNATIONAL, INC.

Interpore International, Inc., a Delaware corporation, has adopted the 2003 Equity Participation Plan of Interpore International, Inc. (the “Plan”), effective May 16, 2003, for the benefit of its eligible employees, consultants and directors.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for directors, key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock.

(2) To enable the Company to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company.

ARTICLE I.

DEFINITIONS

1.1 General.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2 Administrator. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Options, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 7.1.

1.3 Award Limit. “Award Limit” shall mean 400,000 shares of Common Stock, as adjusted pursuant to Section 8.3 of the Plan.

1.4 Board. “Board” shall mean the Board of Directors of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee. “Committee” shall mean the Compensation and Stock Option Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 7.1.

1.7 Common Stock. “Common Stock” shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

1.8 Company. “Company” shall mean Interpore International, Inc., a Delaware corporation.

1.9 Consultant. “Consultant” shall mean any consultant or adviser if:

(a) the consultant or adviser renders bona fide services to the Company;

(b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

1.10 Director. “Director” shall mean a member of the Board.

1.11 DRO. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.12 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.13 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.14 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the closing price of a share of Common Stock on the NASDAQ or the successor quotation system on which shares of Common Stock are then trading, if any, on the trading day immediately prior to such date, or if shares of Common Stock were not traded on the trading day immediately prior to such date, then on the next preceding date on which a trade occurred; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.15 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.16 Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.17 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.18 Option. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.19 Option Agreement. “Option Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Optionee which shall contain such terms and conditions with respect to an Option as the Administrator shall determine, consistent with the Plan.

1.20 Optionee. “Optionee” shall mean a person who has been granted or awarded an Option.

1.21 Plan. “Plan” shall mean the 2003 Equity Participation Plan of Interpore International, Inc.

1.22 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.23 Section 162(m) Participant. “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.24 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.25 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.26 Substitute Award. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.27 Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.28 Termination of Directorship. “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.29 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to Options shall be Common Stock, initially shares of the Company’s Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed 400,000. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

2.2 Add-back of Options. If any Option expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III.

GRANTING OF OPTIONS

3.1 Option Agreement. Each Option shall be evidenced by an Option Agreement. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2 Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Option is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Furthermore, notwithstanding any other provision of the Plan or any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3 Limitations Applicable to Section 16 Persons . Notwithstanding any other provision of the Plan, the Plan, and any Option granted or awarded to any individual who is then subject to Section 16 of the

Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4 Consideration. In consideration of the granting of an Option under the Plan, the Optionee shall agree, in the Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Option Agreement or by action of the Administrator following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

3.5 At-Will Employment. Nothing in the Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

4.1 Eligibility. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4 Granting of Options to Employees and Consultants.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5 Options in Lieu of Cash Compensation . Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1 Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted or, in the case of Incentive Stock Options, the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code; provided further, that in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2 Option Term. The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

5.3 Option Vesting

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

(b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) the aggregate exercise price thereof; does not exceed the excess of;

(c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

6.4 Rights as Stockholders. Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionees.

6.5 Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Optionee shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Optionee or (b) one year after the transfer of such shares to such Optionee.

6.6 Limitations on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of twelve (12) months from the date of the Optionee’s death;

(b) the expiration of twelve (12) months from the date of the Optionee’s Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) the expiration of three (3) months from the date of the Optionee’s Termination of Directorship for any reason other than such Optionee’s death or his permanent and total disability, unless the Optionee dies within said three-month period; or

(d) The expiration of ten (10) years from the date the Option was granted.

6.7 Additional Limitations on Exercise of Options. Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

ADMINISTRATION

7.1 Compensation and Stock Option Committee. The Compensation and Stock Option Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

7.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Option Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Option Agreement provided that the rights or obligations of the Optionee that is the subject of any such Option Agreement are not affected adversely. Any such grant under the Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors.

7.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

7.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

7.5 Delegation of Authority to Grant Options. The Committee may, but need not, delegate from time to time some or all of its authority to grant Options under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Options to individuals (i) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 7.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1 Not Transferable. No Option under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

8.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee alter or impair any rights or obligations under any Option theretofore granted or awarded, unless the Option itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 8.4.

8.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 8.3 (d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

(iii) the exercise price with respect to any Option.

(b) Subject to Sections 8.3(b)(vii) and 8.3(d), in the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee’s rights had such Option been currently exercisable or fully vested or the replacement of such Option with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Option cannot vest or be exercised after such event;

(iii) To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Option;

(iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c) Subject to Sections 8.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Option, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

(e) The existence of the Plan, the Option Agreements and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.4 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of the Plan. Options may be granted or awarded prior to such stockholder approval, provided that such Options shall not be exercisable nor shall such Options vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

8.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Option in order to satisfy the Optionee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

8.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

8.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Options under the Plan, the Administrator shall have the right to provide, in the terms of Options made under the Plan, or to require a Optionee to agree by separate written instrument, that (a) (i) any proceeds, gains or other economic benefit actually or constructively received by the Optionee upon any exercise of the Option, or upon the receipt or resale of any Common Stock underlying the Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of the Option (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following exercise of the Option, or (ii) the Optionee at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Optionee incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

8.8 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.9 Compliance with Laws. The Plan, the granting and vesting of Options under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Options granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

PROXY

INTERPORE INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2003

The undersigned hereby appoints David C. Mercer and Richard L. Harrison, and each of them, as proxies, each with full power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Interpore International, Inc. to be held on May 16, 2003, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY CARD AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR BOTH NOMINEES AND FOR PROPOSAL 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH HERE

     ê    You Must Detach This Portion of the Proxy Card    ê

Before Returning it in the Enclosed Envelope

Please mark votes    ☒

as in this example

PROPOSAL 1.    Elect both William A. Eisenecher and Daniel A. Funk, M.D. to the Board of Directors of the Company.

☐	FOR BOTH nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for both nominees listed above.

(Instruction:  To WITHHOLD AUTHORITY to vote for any nominee, draw a line through the nominee’s name in the list above.)

PROPOSAL 2.    To approve the adoption of the 2003 Equity Participation Plan of Interpore International, Inc. pursuant to which 400,000 shares of Common Stock will be reserved and initially available for issuance.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date  _________________________________________, 2003

___________________________________________________

(Signature of stockholder)

___________________________________________________

(Signature of stockholder)

Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.